Exhibit 10.2

August 8, 2005

VIA FACSIMILE AND FEDERAL EXPRESS

Keith G. Frey

Chief Financial Officer

Occupational Health + Rehabilitation Inc

175 Derby Street

Suite 36

Hingham, MA 02043

RE: Waiver under the Amended and Restated Revolving Credit and Security Agreement, dated as of December 15, 2003 (as amended, modified or supplemented to date, the “Agreement”), between Occupational Health + Rehabilitation Inc. (“OH+R”), CM Occupational Health, Limited Liability Company (“OHLLC”) and OHR-SSM, LLC (“OHR-SSM”, OH+R, OHLLC and OHR-SSM, individually and collectively referred to herein as the “Borrower”) and CapitalSource Finance LLC (“Lender”)

Dear Mr. Frey,

Reference is hereby made to the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

Borrower has informed Lender that OH+R plans to enter into an Agreement and Plan of Merger substantially in the form previously provided to Lender on August 7, 2005 (the “Merger Agreement”), among Concentra Operating Corporation (“Parent”), Brady Acquisition Corp. (“Merger Sub”) and OH+R. Such agreement contemplates the merger of Merger Sub with and into Borrower with OH+R becoming an indirectly wholly-owned subsidiary of Parent (the “Merger”) and requires, under certain circumstances set forth in the Merger Agreement in connection with the termination of the Merger Agreement, OH+R to issue an unsecured promissory note to Parent in the principal amount of $1,960,000 substantially in the form previously provided to Lender and attached hereto as Exhibit A with accrued interest and principal due at the earlier of three years from issuance or the closing of an alternate acquisition (the “Note”). In addition and in connection with the Merger, OH+R will either purchase the membership interest of the other member of OHR-SSM (the “Equity Purchase”) or sell substantially all of the assets of OHR-SSM to Parent or an affiliate of Parent (the “Asset Sale”).

The execution of the Merger Agreement and the consummation of the Merger by OH+R would constitute a Change of Control under the Agreement, which, absent Lender’s consent, would be an Event of Default under Article VIII (i) of the Agreement. Additionally, the issuance of the Note by OH+R would be violation of Section 7.2 of the Agreement which, absent Lender’s consent, would be an Event of Default under Article VIII (c) and (o) of the Agreement. Additionally, the consummation of the Equity Purchase by OH+R would be violation of Section 7.4 of the Agreement which, absent Lender’s consent, would be an Event of Default under Article VIII(c) of the Agreement. Additionally, the consummation of the Asset Sale would be a violation of Section 7.11 of the Agreement which, absent Lender’s consent, would be an Event of Default under Article VIII(c) of the Agreement. Borrower has requested that the Lender consent to Borrower’s execution of the Merger Agreement, issuance of the Note, the Equity Purchase, the Asset Sale and consummation of the Merger and waive any Events of Default that would be occasioned thereby.

Subject to satisfaction of each of the conditions precedent and subsequent set forth in the following paragraph, Lender hereby consents to (1) the execution, delivery and performance by Borrower of the Merger Agreement substantially in the form previously provided to Lender on August 7, 2005, (2) the issuance of the Note, in substantially the form provided to Lender and attached hereto as Exhibit A, in accordance with the terms of the Merger Agreement, (3) the consummation of the Equity Purchase in connection with the Merger, (4) the consummation of the Asset Sale in connection with the Merger and (5) the consummation of the Merger in accordance with the Merger Agreement, and waives any Events of Default that would be occasioned thereby.

The effectiveness of Lender’s consents and waivers set forth in the immediately preceding paragraph above is subject to satisfaction of each of the following conditions precedent and subsequent:

(i) Each Borrower shall have duly executed and delivered a copy of this consent letter to Lender;

(ii) OH+R, Parent and Merger Sub shall have duly executed and delivered the Merger Agreement substantially in the form previously provided to Lender on August 7, 2005;

(iii) all representations, warranties, covenants and agreement of Borrower in the Agreement and Loan Documents shall be true and correct in all material respects at and as of the date hereof and as of the effective date of this letter agreement as though then made, except (A) to the extent of the changes caused by the transactions expressly contemplated herein, and (B) for such representations and warranties as by their terms expressly speak as of an earlier date;

(iv) simultaneously with the effectiveness of the Merger, the Revolving Facility shall terminate and Borrower shall repay, or cause Parent to repay, Lender in full in cash all of the Obligations, including without limitation, the Minimum Termination Fee which shall be due as a result of the Revolver Termination; and

(v) there shall be no Default or Event of Default under the Agreement or other Loan Documents (other than Events of Default waived pursuant to this letter agreement).

Additionally, Lender’s consents and waivers with respect to the Equity Purchase and the Asset Sale shall only be effective if the Merger is consummated in accordance with the terms of the Merger Agreement.

Notwithstanding anything herein to the contrary, Borrower hereby acknowledges and agrees that upon the effectiveness of the Merger, then a “Revolver Termination” under Section 11.1(c) of the Agreement shall have occurred for all purposes contemplated by the Agreement. The parties agree that the definition of “Revolver Termination” under Section 11.1(c) of the Agreement hereby is amended to include the “Merger” as defined in this letter agreement.

In order to induce Lender to execute and deliver this letter agreement, Borrower hereby represents and warrants that no Event of Default exists on the date hereof after giving effect to this letter agreement and the transactions contemplated hereby. In consideration of the foregoing, each Borrower hereby ratifies and confirms all of the Obligations pursuant to the Agreement and other Loan Documents to which it is a party.

Except as expressly set forth herein, (i) the Agreement and other Loan Documents remain in full force and effect, (ii) this letter agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Loan Document or to be a waiver of any Default or Event of Default under the Agreement or any other Loan Document whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific consent referenced above in this letter agreement), and (iii) this letter agreement shall not preclude the future exercise of any right, remedy, power or privilege available to Lender whether under the Agreement, the other Loan Documents or otherwise and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Note, Obligations, Agreement or other Loan Documents.

This letter agreement, together with the agreements, documents and instruments contemplated hereby, (i) constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby, (ii) shall be governed by and construed in accordance with the laws of the State of Maryland, and (iii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

Please indicate your consent to the terms and conditions of this letter agreement by signature of your authorized officer in the space indicated below.

Very truly yours,

CAPITALSOURCE FINANCE LLC

By:	/s/ J. Anthony Romero
Name:	J. Anthony Romero
Title:	Director

ACKNOWLEDGED AND AGREED TO as of
August 8, 2005.

OCCUPATIONAL HEALTH + REHABILITATION INC

By:	/s/ Keith G. Frey
Name:	Keith G. Frey
Title:	Chief Financial Officer

CM OCCUPATIONAL HEALTH, LIMITED LIABILITY COMPANY
By: Occupational Health + Rehabilitation Inc, its Member and Manager

By:	/s/ Keith G. Frey
Name:	Keith G. Frey
Title:	Chief Financial Officer

OHR-SSM, LLC
By: Occupational Health + Rehabilitation Inc, its Member and Manager

By:	/s/ Keith G. Frey
Name:	Keith G. Frey
Title:	Chief Financial Officer

The Company shall furnish supplementally a copy of any omitted schedules or exhibits to the Commission upon request.